Form 8-K
Exhibit 99.01

MEDIA CONTACT:
Sherrie Gutierrez
Silicon Image, Inc.
Phone: 408-616-4017
Sherrie.Gutierrez@siliconimage.com

INVESTOR RELATIONS CONTACT:
Alex Chervet
Silicon Image, Inc.
408-616-4153
Alex.Chervet@siliconimage.com

SILICON IMAGE ANNOUNCES THIRD QUARTER FISCAL 2014 EARNINGS
Plans for Wholly Owned Subsidiaries for 60GHz Wireless and Services Businesses

SUNNYVALE, Calif., October 30, 2014 – Silicon Image, Inc. (NASDAQ: SIMG), a leading provider of multimedia connectivity solutions and services, today reported financial results for its third quarter ended September 30, 2014.

Revenue for the third quarter of 2014 was $70.3 million, compared with $59.5 million in the second quarter of 2014 and $79.3 million in the third quarter of 2013.

“In the quarter, we saw continued strength in our CE business with year-to-date performance up 38 percent over the same period last year.  We saw a slight recovery in our Mobile business; however, we continue to see weakness in the mobile market as smartphone sales become more competitive among top tier and mid-range vendors,” said Camillo Martino, chief executive officer of Silicon Image, Inc. “Today we are also announcing plans to create two new subsidiaries to help unlock the value of some of our core assets.”

GAAP net income for the third quarter of 2014 was $10.3 million, or $0.13 per diluted share, compared with a GAAP net income of $1.1 million, or $0.01 per diluted share, for the second quarter of 2014 and a GAAP net income of $9.0 million, or $0.11 per diluted share, for the third quarter of 2013.

Non-GAAP net income for the third quarter of 2014 was $8.8 million, or $0.11 per diluted share, compared with a non-GAAP net income of $3.4 million, or $0.04 per diluted share, for the second quarter of 2014, and a non-GAAP net income of $9.2 million, or $0.12 per diluted share, for the third quarter of 2013.  Non-GAAP net income for these periods excludes stock-based compensation expense, amortization of intangible assets, business acquisition related expenses, gain from business acquisition, gain from sale of a privately held company investment, other income from prepaid royalty settlement, other than temporary impairment of a privately-held company investment, proceeds from a legal settlement, recovery related to previously written-down inventory, restructuring charges and impairment of intangible assets.

A reconciliation of GAAP and non-GAAP items is provided in a table following the Condensed Consolidated Statements of Operations.

Wholly Owned Subsidiaries

Silicon Image today also announces plans to create two wholly owned subsidiaries: one to consolidate all of its 60GHz wireless assets and IP, and the other for its services business. These actions will better facilitate strategic partnerships with 3rd parties, more rapidly grow the respective eco-systems, and provide more transparency starting in 2015.

Fourth Quarter Outlook

The following are Silicon Image’s financial performance estimates for the fourth quarter of 2014:

Revenue:	$61 million to $66 million
Gross Margin:	approximately 64%
Non-GAAP Operating Expenses:	approximately $35 million
Non-GAAP EPS:	$0.05 to $0.08
Diluted Shares Outstanding:	approximately 79.2 million

Use of Non-GAAP Financial Information
Silicon Image presents and discusses gross margin, operating expenses, net income (loss) and basic and diluted net income (loss) per share in accordance with Generally Accepted Accounting Principles (GAAP), and on a non-GAAP basis for informational purposes only. Silicon Image believes that non-GAAP reporting, giving effect to the adjustments shown in the attached reconciliation, provides meaningful information and therefore uses non-GAAP reporting to supplement its GAAP reporting and internally in evaluating operations, managing and monitoring performance, and determining bonus compensation. Further, Silicon Image uses non-GAAP information as certain non-cash charges such as stock-based compensation expense, amortization of intangible assets, gain from business acquisition,  other income from prepaid royalty settlement, other than temporary impairment of a privately-held company investment, recovery related to previously written-down inventory, restructuring charges and impairment of intangible assets which do not reflect the cash operating results of the business. Silicon image also excludes certain items that are unusual and one-time events such as business acquisition related expenses, gain from sale of a privately held company investment and proceeds from a legal settlement. Silicon Image has chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of its operating results and to illustrate the results of operations giving effect to such non-GAAP adjustments. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Conference Call
Silicon Image will host an investor conference call today to discuss its third quarter of 2014 results at 2:00 p.m. Pacific Time and will webcast the event.  To access the conference call, dial 888-428-9490 or 719-325-2455 and enter pass code 8005803.  The webcast and replay will be accessible on Silicon Image's investor relations website at http://www.SiliconImage.com. A replay of the conference call will be available within two hours of the conclusion of the conference call through November 13, 2014.  To access the replay, please dial 888-203-1112 or 719-457-0820 and enter pass code 8005803.

About Silicon Image, Inc.
Silicon Image (NASDAQ: SIMG) is a leading provider of multimedia connectivity solutions and services for mobile, consumer electronics and PC markets.  Silicon Image’s semiconductor and intellectual property products feature wireless and wired technologies that deliver connectivity across a wide array of devices in the home, office and on the go.  Silicon Image has driven the creation of the industry standards HDMI®, DVI™, MHL® and WirelessHD®, and offers manufacturers comprehensive standards interoperability and compliance testing services via its wholly-owned subsidiary, Simplay Labs.  For more information, visit http://www.siliconimage.com/.

Silicon Image and the Silicon Image logo are trademarks, registered trademarks or service marks of Silicon Image, Inc. in the United States and/or other countries.All other trademarks and registered trademarks are the property of their respective owners in the United States and/or other countries.[Missing Graphic Reference]

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements include, but are not limited to, statements related to Silicon Image's future operating results, including revenue, gross margin, operating expenses, tax rates, company growth, progress and stock repurchases. These forward-looking statements involve risks and uncertainties, including the risks of uncertain economic conditions, competition in our markets, Silicon Image's ability to deliver financial performance in-line with its stated goals and other risks and uncertainties described from time to time in Silicon Image's filings with the U.S. Securities and Exchange Commission (SEC). These risks and uncertainties could cause the actual results to differ materially from those anticipated by these forward-looking statements. In addition, see the Risk Factors section of the most recent Form 10-K and 10-Q filed by Silicon Image with the SEC. These forward-looking statements are made on the date of this press release, and Silicon Image assumes no obligation to update any such forward-looking information.

SILICON IMAGE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
Unaudited

	Three Months Ended			Nine Months Ended
	September 30, 2014	June 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Revenue:
Product	$56,003	$50,938	$66,337	$153,707	$180,359
Licensing	14,325	8,598	12,974	37,718	34,670
Total revenue	70,328	59,536	79,311	191,425	215,029
Cost of revenue and operating expenses:
Cost of product revenue (1)(2)	27,760	24,814	33,222	77,369	90,043
Cost of licensing revenue	10	-	185	30	614
Research and development (3)	17,772	17,416	18,424	52,145	57,207
Selling, general and administrative (4)	15,101	15,166	16,191	47,132	48,690
Amortization and impairment of acquisition-related intangible assets	1,168	510	405	1,886	886
Restructuring expense (recoveries) (5)	(463)	113	483	(221)	476
Total cost of revenue and operating expenses	61,348	58,019	68,910	178,341	197,916
Income from operations	8,980	1,517	10,401	13,084	17,113
Gain from sale of a privately held company investment	4,071	-	-	4,071	-
Proceeds from a legal settlement	-	-	-	-	1,275
Other than temporary impairment of a privately held company investment	-	-	-	-	(1,500)
Interest income and other, net	260	1,043	168	1,321	1,059
Income before provision for income taxes and equity in net loss of an unconsolidated affiliate	13,311	2,560	10,569	18,476	17,947
Income tax expense	3,013	1,487	1,488	7,054	5,118
Equity in net loss of an unconsolidated affiliate	-	-	116	150	375
Net income	$10,298	$1,073	$8,965	$11,272	$12,454

Net income per share – basic	$0.13	$0.01	$0.12	$0.14	$0.16
Net income per share – diluted	$0.13	$0.01	$0.11	$0.14	$0.16
Weighted average shares – basic	78,297	78,150	77,530	78,103	77,399
Weighted average shares – diluted	79,670	79,988	78,995	79,996	78,783

(1) Includes amortization of acquisition-related intangible assets	$225	$225	$250	$675	$500
(2) Includes stock-based compensation expense	$154	$148	$163	$475	$451
(3) Includes stock-based compensation expense	$845	$792	$879	$2,550	$2,724
(4) Includes stock-based compensation expense	$1,355	$1,344	$1,440	$4,650	$4,649
(5) Includes stock-based compensation expense	$52	$44	$-	$126	$-

SILICON IMAGE, INC.
GAAP NET INCOME TO NON-GAAP NET INCOME RECONCILIATION
(In thousands, except per share amounts)
Unaudited

	Three Months Ended			Nine Months Ended
	September 30, 2014	June 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
GAAP net income	$10,298	$1,073	$8,965	$11,272	$12,454
Non-GAAP adjustments:
Stock-based compensation expense (1)	2,406	2,328	2,482	7,801	7,824
Amortization of intangible assets (2)	917	735	480	2,085	1,461
Amortization of intangible assets of an unconsolidated affiliate (2)	-	-	52	40	128
Strategic initiative and acquisition related expenses (2)	-	138	-	138	-
Gain from business acquisition (2)	-	(361)	-	(361)	-
Gain from sale of a privately held company investment (2)	(4,071)	-	-	(4,071)	-
Other than temporary impairment of a privately held company investment (3)	-	-	-	-	1,500
Other income from prepaid royalty settlement (3)	-	(639)	-	(639)	-
Proceeds from a legal settlement (3)	-	-	-	-	(1,275)
Recovery related to previously written-down inventory (3)	-	-	(960)	-	(960)
Restructuring expense (recoveries) (3)	(515)	69	483	(347)	476
Impairment of intangible assets (3)	476	-	175	476	175
Non-GAAP net income before tax adjustments	9,511	3,343	11,677	16,394	21,783
Tax adjustments (4)	(744)	38	(2,462)	20	(2,953)
Non-GAAP net income	$8,767	$3,381	$9,215	$16,414	$18,830

Non-GAAP net income per share — basic	$0.11	$0.04	$0.12	$0.21	$0.24
Non-GAAP net income per share — diluted	$0.11	$0.04	$0.12	$0.21	$0.24
Weighted average shares — basic	78,297	78,150	77,530	78,103	77,399
Weighted average shares — diluted	79,670	79,988	78,995	79,996	78,783

Stock-based compensation expense is composed of the following:
Cost of revenue	$154	$148	$163	$475	$451
Research and development	845	792	879	2,550	2,724
Selling, general and administrative	1,355	1,344	1,440	4,650	4,649
Restructuring expense	52	44	-	126	-
Total	$2,406	$2,328	$2,482	$7,801	$7,824

Discussion of Non-GAAP Financial Measures

(1)
Stock-Based Compensation Related Items: Stock-based compensation expense relates primarily to equity awards, such as stock options and restricted stock units. Stock-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond our control. As such, management excludes this item from our internal operating forecasts and models. Management believes that non-GAAP measures adjusted for stock-based compensation expense provide investors with a basis to measure our core performance against the performance of other companies without the variability created by stock-based compensation expense as a result of the variety of equity awards used by companies and the varying methodologies and subjective assumptions used in determining such non-cash expense.

(2)
Strategic Initiative and Acquisition Related Items: We exclude certain expense items resulting from our strategic initiative and acquisitions including the following, when applicable: (i) amortization of purchased intangible assets associated with our acquisitions; or relating to our unconsolidated affiliate, (ii) strategic initiative and acquisition-related charges, (iii) gain from business acquisition and (iv) gain from sale of a privately held company investment. The amortization of purchased intangible assets associated with our acquisitions results in our recording expenses in our GAAP financial statements that were already expensed by the acquired company before the acquisition and for which we have not expended cash. Moreover, had we internally developed the products acquired, the amortization of intangible assets, and the expenses of uncompleted research and development would have been expensed in prior periods. Accordingly, we analyze the performance of our operations in each period without regard to such expenses. In addition, our strategic initiatives and acquisitions result in non-continuing operating expenses, which would not otherwise have been incurred by us in the normal course of our business operations. In the second quarter of fiscal 2014, we finalized the acquisition of the remaining ownership interest in UpdateLogic, Inc., resulting in acquisition-related charges and gain from business acquisition. In the third quarter of fiscal 2014, we finalized the sale of our minority interest in a privately held company to another entity resulting in a gain.

We do not expect expenses of similar nature to be paid or gain of similar nature to be received in our normal course of business and consider it infrequent and non-recurring. We believe that providing non-GAAP information for strategic initiatives and acquisition-related expense items, gain from business acquisition and gain from sale of a privately held company investment in addition to the corresponding GAAP information allows the users of our financial statements to better review and understand the historic and current results of our continuing operations, and also facilitates comparisons to less acquisitive peer companies.

(3)
Other Items: We exclude certain other items that are the result of either unique or unplanned events including the following, when applicable: (i) other than temporary impairment of a privately held company investment, (ii) other income from prepaid royalty settlement, (iii) proceeds from a legal settlement, (iv) recovery related to previously written-down inventory, (v) restructuring and related costs and (vi) impairment of intangible assets. It is difficult to estimate the amount or timing of these items in advance. Other than temporary impairment of a privately held company investment was recorded due to the conclusion that the possibility is remote that we will exercise our warrants to purchase the entity’s preferred stock or that we will realize any other value from these investments. Other income from prepaid royalty settlement relates to the termination of an HDMI rebate agreement with one of the HDMI adopters. Proceeds from a legal settlement relates to our acquisition of SiBEAM, Inc. on May 16, 2011. We do not expect other income or proceeds of similar nature to be recognized or received in our normal course of business and consider it infrequent and non-recurring. We entered into a settlement with a vendor and received a recovery related to previously written-down inventory. Restructuring charges result from events which arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. We recognized impairment of an intangible asset because the sum of its estimated future undiscounted cash flows used to test for recoverability is less than its carrying value. Although these events are reflected in our GAAP financials, these unique transactions may limit the comparability of our on-going operations with prior and future periods. As such, we believe that these expenses do not accurately reflect the underlying performance of our continuing operations for the period in which they are incurred. We assess our operating performance both with these amounts included and excluded, and by providing this information, we believe the users of our financial statements are better able to understand the financial results of what we consider our continuing operations.

(4)
Tax adjustments: For the three and nine months ended September 30, 2014 and September 30, 2013 and the three months ended June 30, 2014, our non-GAAP tax rate was approximately 30% of non-GAAP pre-tax income. Non-GAAP tax rate is primarily based on net expected cash flow for income taxes.

SILICON IMAGE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
Unaudited

	September 30, 2014	December 31, 2013
ASSETS
Current Assets:
Cash and cash equivalents	$102,542	$82,220
Short-term investments	45,938	56,003
Accounts receivable, net	34,016	34,729
Inventories	18,912	11,727
Prepaid expenses and other current assets	4,703	7,733
Deferred income taxes	459	191
Total current assets	206,570	192,603
Property and equipment, net	15,257	14,676
Deferred income taxes, non-current	-	4,368
Intangible assets, net	16,543	10,348
Goodwill	30,333	21,646
Other assets	3,026	8,498
Total assets	$271,729	$252,139

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$9,282	$12,894
Accrued and other current liabilities	27,823	20,622
Deferred margin on sales to distributors	10,099	9,634
Deferred license revenue	2,716	2,742
Total current liabilities	49,920	45,892
Other long-term liabilities	14,740	16,522
Total liabilities	64,660	62,414
Stockholders’ equity	207,069	189,725
Total liabilities and stockholders’ equity	$271,729	$252,139

SILICON IMAGE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
Unaudited

	Nine Months Ended September 30,
	2014	2013
Cash flows from operating activities:
Net income	$11,272	$12,454
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	4,592	4,699
Stock-based compensation expense	7,801	7,824
Amortization of investment premium	678	805
Tax benefits from employee stock-based transactions	148	345
Other than temporary impairment of a privately held company investment	-	1,500
Amortization and impairment of intangible assets	3,506	2,354
Non-operating proceeds from a legal settlement	-	(1,275)
Gain from business acquisition	(361)	-
Deferred income taxes	(268)	-
Excess tax benefits from employee stock-based transactions	(148)	(345)
Realized gain on sale of short-term investments	-	(144)
Equity in net loss of unconsolidated affiliate	150	375
Others	115	553
Changes in assets and liabilities, net of effect of an acquisition:
Accounts receivable	1,025	(4,126)
Inventories	(7,185)	(2,733)
Prepaid expenses and other assets	(964)	(189)
Accounts payable	(3,292)	8,168
Accrued and other liabilities	7,708	853
Deferred margin on sales to distributors	465	436
Deferred license revenue	(1,006)	(95)
Cash provided by operating activities	24,236	31,459
Cash flows from investing activities:
Proceeds from sales of short-term investments	20,767	56,829
Purchases of short-term investments	(11,420)	(33,770)
Cash used in business acquisition, net of cash acquired	(13,464)	-
Purchases of property and equipment	(5,564)	(4,075)
Proceeds from sale of a privately held company investment	7,571	-
Proceeds from a legal settlement	-	1,275
Investment in a privately held company	-	(1,500)
Cash paid for assets purchased from a privately held company	-	(300)
Purchase of intellectual properties	(115)	(1,891)
Other	-	103
Cash provided by (used in) investing activities	(2,225)	16,671
Cash flows from financing activities:
Proceeds from employee stock program	5,546	5,375
Excess tax benefits from employee stock-based transactions	148	345
Repurchase of restricted stock units for income tax withholding	(1,568)	(1,905)
Payment to acquire treasure shares	(5,793)	(1,383)
Cash paid to settle contingent consideration liabilities	(27)	(81)
Cash provided by (used in) financing activities	(1,694)	2,351
Effect of exchange rate changes on cash and cash equivalents	5	(267)
Net increase in cash and cash equivalents	20,322	50,214
Cash and cash equivalents — beginning of period	82,220	29,069
Cash and cash equivalents — end of period	$102,542	$79,283
Supplemental cash flow information:
Cash payment for income taxes	$(5,105)	$(4,681)
Restricted stock units vested	$4,563	$5,401
Property and equipment and other assets purchased but not paid for	$478	$416
Unrealized loss on short-term investments	$(4)	$(413)